Exhibit (c)(2) DoubleDown Interactive Co., Ltd. Fairness Analysis Presented to the Special Committee of Independent Directors Prepared by: Duff & Phelps Opinions Practice of Kroll November 6, 2026 Private and Confidential The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Kroll, LLC.

Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) (solely in their capacity as members of the Special Committee) of DoubleDown Interactive Co., Ltd. (the “Company”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein). • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee dated June 23, 2026. • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee. • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion. These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee. • The accompanying material does not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party. • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision. Duff & Phelps has relied on the information provided to it and has not independently verified the accuracy or completeness of such information. Any estimates, projections and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future. • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction. • Unless stated otherwise, all financial information herein is given on a consolidated basis. 2 DRAFT

Table of 1. Introduction and Transaction Overview 2. Valuation Analysis • Discounted Cash Flow Analysis Contents • Selected Public Companies / M&A Transactions Analysis 3 DRAFT

1. Introduction and Transaction Overview DRAFT

Introduction and Transaction Overview The Engagement • Duff & Phelps was engaged by the Company to serve as an independent financial advisor to the Special Committee (solely in its capacity as such). • Specifically, Duff & Phelps has been asked to provide an opinion (the “Opinion”) as to the fairness, from a financial point of view, to the holders of the American Depositary Shares of the Company (each representing 1/20th of a common share, par value KRW 10,000 per common share, of the Company (the “Shares”), collectively the “ADSs” and each an “ADS”), other than ADSs held by the Buyer (as defined below), its affiliates or the directors and executive officers of the Buyer and the Company (the ADSs held by the foregoing parties, the “Affiliated ADSs”) of the Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of ADSs) The Proposed Transaction • It is Duff & Phelps’ understanding that the Company and DoubleU Games Co., Ltd., a company incorporated under the laws of the Republic of Korea (the “Buyer”), propose to enter into a Tender Offer and Post Offer Cooperation Agreement (the “Agreement”), the latest draft of which Duff & Phelps has reviewed is dated as of November 1, 2026. Pursuant to the Agreement, the Buyer proposes to acquire all of the ADSs not held by the Buyer or its affiliates, for $16.25 per ADS in cash (the “Consideration”), to acquire the remaining Shares pursuant to the post-offer transaction, and thereafter to cause the Company to become a wholly owned subsidiary of the Buyer and to cause the ADSs to be delisted from the Nasdaq Global Select Market and Company’s reporting obligations under the U.S. Securities Exchange Act of 1934 to be terminated (the “Proposed Transaction”) • The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement. 5 DRAFT

Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below: • Reviewed the following documents: – The Company’s audited consolidated financial statements as at and for the years ended December 31, 2023 through December 31, 2025 included in the Company’s annual reports on Form 20-F filed with the Securities and Exchange Commission (“SEC”) and the Company’s unaudited consolidated financial statements as at and for the six months ended June 30, 2024, June 30, 2025 and June 30, 2026 included in the Company’s Form 6-Ks filed with the SEC; – Certain unaudited and segment consolidated financial information for the Company as at and for the years ended December 31, 2023 through December 31, 2025, and as at and for the six months ended June 30, 2024, June 30, 2025 and June 30, 2026, provided by the management of the Company and which the management of the Company identified as being the most current financial statements available; – A detailed consolidated financial projection model for the Company as at and for the years ending December 31, 2026 through December 31, 2030, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”); – Other internal documents relating to the history, current operations and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company; – A letter dated October 30, 2026 from the management of the Company, which made certain representations as to the Company’s historical consolidated financial information, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letter”); and – A draft of the Agreement dated November 1, 2026. 6 DRAFT

Introduction and Transaction Overview Scope of Analysis (continued) • Discussed the information referred to on the previous page and the background and other elements of the Proposed Transaction with the management of the Company; • Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business; • Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant; • Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and • Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate. 7 DRAFT

Introduction and Transaction Overview Ownership Summary NasdaqGS:DDI - Ownership ADSs % of % of Current Shareholders Common Shares(1) Equivalent (1) Ownership Voting Rights Buyer Group DoubleUGames Co., Ltd. (KOSE:A192080) 1 ,661,191 3 3,223,820 67.0% 67.0% Total Buyer Group 1 ,661,191 3 3,223,820 67.0% 67.0% Public Investors and Others Management 9.3% Joseph A. Sigrist (CFO) 5 00 10,000 0.0% 0.0% Total Management 5 00 10,000 0.0% 0.0% TOP 5 Institutional Investors Buyer Group Columbia Management Investment Advisers, LLC 98,093 1 ,961,852 4.0% 4.0% 67.0% Bryant R. Riley (2) 90,139 1 ,802,786 3.6% 3.6% Total Institutional Investors STIC Investments, Inc. (KOSE:A026890) 94,109 1 ,882,187 3.8% 3.8% 23.7% Heartland Advisors, Inc. 37,500 7 50,000 1.5% 1.5% Stonehill Capital Management LLC 33,857 6 77,132 1.4% 1.4% Total Institutional Investors 5 86,736 1 1,734,728 23.7% 23.7% Total Management 0.0% Public Investors and Others 2 29,245 4 ,584,892 9.3% 9.3% Total Shares Outstanding (3) 2 ,477,672 4 9,553,440 100.0% 100.0% (1) Each ADS represents 0.05 share of a Share. (2) Based on information provided in a Schedule 13G/A that was filed with the Commission on August 14, 2026 by BRC Group Holdings, Inc, BRF Investments, LLC, B. Riley Principal Investments, LLC, B. Riley Securities, Inc., and Bryant R. Riley. (3) The calculations in the table above are based on number of shares disclosed in 20-F filed on March 31, 2026. 8 DRAFT

Volume (thousands) Introduction and Transaction Overview Trading Analysis DoubleDown Interactive Co., Ltd. - Trading History April 28, 2025 to November 5, 2026 Offer Price Premium Relative to: May 13, 2025 August 11, 2025 November 10, 2025 1,600 DoubleDown Interactive reported DoubleDown Interactive reported DoubleDown Interactive reported Q3'25 Current (11/05/26) $13.63 19.2% Q1'25 financial results. The Company Q2'25 financial results. The Company financial results. The Company reported One Day Prior (4/27/2026) $9.19 76.8% (1) $20.00 reported total revenue of USD83.5 reported total revenue of USD84.8 total revenue of USD95.8 million and net 30- Day VWAP $8.74 85.9% (1) 1,400 million and net income of USD23.9 million and net income of USD21.9 income of USD32.8 million for the three 60- Day VWAP $8.78 85.1% (1) million for the three months ended million for the three months ended months ended September 30, 2025. 90- Day VWAP $8.78 85.1% March 31, 2025. June 30, 2025. 1,200 $15.00 May 12, 2026 1,000 DoubleDown Interactive reported Q1'26 financial results. The Company reported total revenue of USD94.1 million and net income of USD35.4 million for the three 800 months ended March 31, 2026. $10.00 August 11, 2026 600 DoubleDown Interactive reported Q2'26 financial results. The Company March 31, 2026 April 28, 2026 reported total revenue of USD94.3 DoubleU Games Co., Ltd. (KRX: 192080) ( DoubleU Games ) DoubleDown Interactive reported FY2025 400 million and net income of USD32.8 delivered a proposal to the Board of Directors of DoubleDown $5.00 financial results. The Company reported total million for the three months ended Interactive to acquire all issued and outstanding ADSs not revenue of USD360.0 million and net income June 30, 2026. currently held by DoubleU Games at a price of $11.25 per ADS of USD102.7 million for the twelve months 200 in cash. ended December 31, 2025. $0.00 0 Volume Price 30-day Average VWAP 60-day Average VWAP 90-day Average VWAP (1) Trailing Volume Weighted Average Price (VWAP) Prior to April 28, 2026. DoubleDown Interactive Co., Ltd. Historical Trading Metrics (in thousands, except per ADS) During one year prior to Offer Post Offer Average Closing Price $9.21 Average Closing Price $12.27 High $10.96 High $13.88 Low $8.15 Low $10.89 Average Volume 61.3 Average Volume 143.4 % of ADSs Issued and Outstanding 0.1% % of ADSs Issued and Outstanding 0.3% % of Float 0.4% % of Float 0.9% 9 Source: Capital IQ, SEC filings, press releases. DRAFT Per ADS Price

Introduction and Transaction Overview Proposed Transaction DoubleDown Interactive Co., Ltd. - Implied Multiples DoubleDown Interactive Co., Ltd. - Offer Price Premium Relative To (USD in millions, except per ADS values or otherwise noted) Offer Offer ADS Implied $16.25 $16.25 Price Premium Incl. WHT Excl. WHT ADS price as of 11/5/26 $13.63 19.2% Total ADSs Outstanding (millions) 49.6 1.00 One-day prior to offer (4/27/26) $9.19 76.8% Implied Equity Value $805.2 $805.2 30-days Average VWAP prior to April 28, 2026 $8.74 85.9% Less: Cash and Cash Equivalents (1) (413.36) (413.4) (455.2) Less: Short-term Investment (2) (98.54) (98.5) (98.5) 60-days Average VWAP prior to April 28, 2026 $8.78 85.1% Less: Investment Assets (2) (0.69) (0.7) (0.7) 90-days Average VWAP prior to April 28, 2026 $8.78 85.1% Plus: Borrowings (3) 3 3.76 33.8 33.8 Plus: Non-controlling Interests (4) 0.21 0.2 0.2 Offer Price $16.25 Implied Enterprise Value $326.6 $284.8 Implied Offer Multiples: EV / LTM Revenue $380 0.86x 0.75x EV / 2026 Revenue $355 0.92x 0.80x EV / 2027 Revenue $308 1.06x 0.92x EV / LTM EBITDA $156 2.1x 1.8x EV / 2026 EBITDA $127 2.6x 2.2x EV / 2027 EBITDA $79 4.1x 3.6x Note: Balance sheet data and LTM as of June 30, 2026. Financial performance metrics presented are adjusted to exclude non-recurring income and expenses and public company costs. The Incl. WHT scenario incorporates a withholding tax while the Excl. WHT scenario assumes no withholding tax impact. (1) Reflects the book value as of June 30, 2026; a 10% withholding tax is applied on the offshore portion for the Incl. WHT scenario. (2) Reflects the book value as of June 30, 2026. (3) Reflects the book value of borrowings and accrued interests to related parties as of June 30, 2026. (4) Reflects the book value of the 50% non-controlling interests in Red Sea Media Limited as of June 30, 2026. 10 DRAFT

# Introduction and Transaction Overview

## Valuation Summary

- The table below summarizes the enterprise value range and value per ADS range resulting from the discounted cash flow analysis.

**Valuation Range Conclusions**

*(USD in thousands, except per ADS values or otherwise noted)*

| | | Incl. WHT | | | | Excl. WHT | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | Low | | High | | Low | | High | |
| **Enterprise Value Range** | | **$165,000** | - | **$174,000** | | **$182,000** | - | **$192,000** | |
| Plus: Cash and Cash Equivalents (1) | | 413,357 | - | 413,357 | | 455,222 | - | 455,222 | |
| Plus: Short-term Investment (2) | | 98,539 | - | 98,539 | | 98,539 | - | 98,539 | |
| Plus: Investment Assets (2) | | 693 | - | 693 | | 693 | - | 693 | |
| Less: Borrowings (3) | | (33,759) | - | (33,759) | | (33,759) | - | (33,759) | |
| Less: Non-controlling Interests (4) | | (208) | - | (208) | | (208) | - | (208) | |
| **Equity Value Range** | | **$643,623** | - | **$652,623** | Proposed | **$702,489** | - | **$712,489** | Proposed |
| Total ADSs Outstanding | | 49,553,440 | - | 49,553,440 | Transaction Price | 49,553,440 | - | 49,553,440 | Transaction Price |
| **Value Per ADS Range (USD)** | | **$12.99** | - | **$13.17** | $16.25 | **$14.18** | - | **$14.38** | $16.25 |
| **Implied Valuation Multiples** | | | | | | | | | |
| EV / LTM Revenue | $380,043 | 0.43x | - | 0.46x | 0.86x | 0.48x | - | 0.51x | 0.75x |
| EV / 2026 Revenue | $354,741 | 0.47x | - | 0.49x | 0.92x | 0.51x | - | 0.54x | 0.80x |
| EV / 2027 Revenue | $308,259 | 0.54x | - | 0.56x | 1.06x | 0.59x | - | 0.62x | 0.92x |
| EV / LTM EBITDA | $156,062 | 1.1x | - | 1.1x | 2.1x | 1.2x | - | 1.2x | 1.8x |
| EV / 2026 EBITDA | $127,396 | 1.3x | - | 1.4x | 2.6x | 1.4x | - | 1.5x | 2.2x |
| EV / 2027 EBITDA | $78,896 | 2.1x | - | 2.2x | 4.1x | 2.3x | - | 2.4x | 3.6x |

Note: Balance sheet data and LTM as of June 30, 2026. Financial performance metrics presented are adjusted to exclude non-recurring income and expenses and public company costs. The Incl. WHT scenario incorporates a withholding tax while the Excl. WHT scenario assumes no withholding tax impact.

(1) Reflects the book value as of June 30, 2026; a 10% withholding tax is applied on the offshore portion for the Incl. WHT scenario.

(2) Reflects the book value as of June 30, 2026.

(3) Reflects the book value of borrowings and accrued interests to related parties as of June 30, 2026.

(4) Reflects the book value of the 50% non-controlling interests in Red Sea Media Limited as of June 30, 2026.

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# Introduction and Transaction Overview

## Implied Valuation Multiples vs. Selected Public Companies

- The table below illustrates the Company's valuation multiples for several financial metrics implied by the Proposed Transaction offer price.
- For comparative purposes, the table below also presents the low, median and high multiples for the selected public companies. Additional detail is presented on page 19.

**Implied Valuation Multiples Summary**

*(USD in thousands)*

| | | Offer Implied Multiples | | Public Companies Trading Multiples | | |
|---|---|---|---|---|---|---|
| | Company Performance (1) | incl. WHT (2) | excl. WHT (3) | Low | Median | High |
| EV / LTM Revenue | $380,043 | 0.86x | 0.75x | 0.05x | 0.60x | 0.95x |
| EV / LTM EBITDA | $156,062 | 2.1x | 1.8x | 1.1x | 3.2x | 3.7x |
| EV / 2026 EBITDA | $127,396 | 2.6x | 2.2x | 0.9x | 1.8x | 4.0x |
| EV / 2027 EBITDA | $78,896 | 4.1x | 3.6x | 1.5x | 1.8x | 3.7x |

Note: LTM data as of June 30, 2026. Financial performance metrics presented are adjusted to exclude non-recurring income and expenses and public company costs. The Incl. WHT scenario incorporates a withholding tax while the Excl. WHT scenario assumes no withholding tax impact.

(1) 2026 EBITDA and 2027 EBITDA based on the Management Projections.

(2) Enterprise Value of USD 326.6 million including withholding tax based on the offer price of USD 16.25 per ADS.

(3) Enterprise Value of USD 284.8 million excluding withholding tax based on the offer price of USD 16.25 per ADS.

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2. Valuation Analysis DRAFT

# Valuation Analysis

## Historical and Projected Financial Performance

**Historical and Projected Financial Performance**

*(USD in thousands)*

| | | | | YTD | YTD | LTM | Management Projections | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | 2023A | 2024A | 2025A | 6/30/2025 | 6/30/2026 | 6/30/2026 | 2026P | 2027P | 2028P | 2029P | 2030P |
| Average MAU ('000) | 1,540 | 1,212 | 1,019 | | | | 864 | 810 | 686 | 629 | 584 |
| DDI-LLC | $304,602 | $308,279 | $278,621 | $139,620 | $134,112 | $273,114 | $250,536 | $201,463 | $138,227 | $126,798 | $117,693 |
| Growth | NA | 1.2% | (9.6%) | (12.8%) | (3.9%) | (5.1%) | (10.1%) | (19.6%) | (31.4%) | (8.3%) | (7.2%) |
| % of Net Revenue | 98.6% | 90.3% | 77.4% | 83.0% | 71.2% | 71.9% | 70.6% | 65.4% | 56.1% | 53.7% | 51.3% |
| SuprNation AB | $4,262 | $33,051 | $60,980 | $28,686 | $34,166 | $66,460 | $64,893 | $66,619 | $67,436 | $68,219 | $69,583 |
| Growth | NM | 675.5% | 84.5% | 76.8% | 19.1% | 46.0% | 6.4% | 2.7% | 1.2% | 1.2% | 2.0% |
| % of Net Revenue | 1.4% | 9.7% | 16.9% | 17.0% | 18.1% | 17.5% | 18.3% | 21.6% | 27.4% | 28.9% | 30.4% |
| WHOW Games Gmbh | $0 | $0 | $20,337 | $0 | $20,132 | $40,469 | $39,312 | $40,177 | $40,670 | $41,142 | $41,965 |
| Growth | NA | NA | NM | NM | NM | NM | 93.3% | 2.2% | 1.2% | 1.2% | 2.0% |
| % of Net Revenue | 0.0% | 0.0% | 5.7% | 0.0% | 10.7% | 10.6% | 11.1% | 13.0% | 16.5% | 17.4% | 18.3% |
| Net Revenue | $308,864 | $341,330 | $359,938 | $168,305 | $188,410 | $380,043 | $354,741 | $308,259 | $246,333 | $236,158 | $229,241 |
| Growth | (6.3%) | 10.5% | 5.5% | (4.6%) | 11.9% | 14.0% | (1.4%) | (13.1%) | (20.1%) | (4.1%) | (2.9%) |
| Adjusted EBITDA | $120,837 | $143,191 | $144,634 | $64,946 | $76,374 | $156,062 | $127,396 | $78,901 | $37,213 | $27,758 | $14,993 |
| Margin % | 39.1% | 42.0% | 40.2% | 38.6% | 40.5% | 41.1% | 35.9% | 25.6% | 15.1% | 11.8% | 6.5% |
| Growth | NA | 18.5% | 1.0% | (6.2%) | 17.6% | 12.4% | (11.9%) | (38.1%) | (52.8%) | (25.4%) | (46.0%) |
| Adjusted EBIT | $118,807 | $140,153 | $140,272 | $63,605 | $75,753 | $152,420 | $124,636 | $75,715 | $33,887 | $25,231 | $12,194 |
| Margin % | 38.5% | 41.1% | 39.0% | 37.8% | 40.2% | 40.1% | 35.1% | 24.6% | 13.8% | 10.7% | 5.3% |
| Growth | NA | 18.0% | 0.1% | (5.9%) | 19.1% | 11.9% | (11.1%) | (39.3%) | (55.2%) | (25.5%) | (51.7%) |
| Purchase of Fixed Assets | $193 | $872 | $270 | $119 | $116 | $267 | $3,579 | $3,925 | $4,118 | $3,468 | $3,795 |
| % of Net Revenue | 0.1% | 0.3% | 0.1% | 0.1% | 0.1% | 0.1% | 1.0% | 1.3% | 1.7% | 1.5% | 1.7% |
| % of EBITDA | 0.2% | 0.6% | 0.2% | 0.2% | 0.2% | 0.2% | 2.8% | 5.0% | 11.1% | 12.5% | 25.3% |
| Net Working Capital | $24,393 | $20,431 | $9,168 | $10,491 | $17,915 | $17,915 | $7,475 | $2,865 | -$1,104 | -$2,004 | -$3,328 |
| % of Net Revenue | 7.9% | 6.0% | 2.5% | 6.2% | 9.5% | 4.7% | 2.1% | 0.9% | (0.4%) | (0.8%) | (1.5%) |

Note: Financial performance metrics presented are adjusted to exclude non-recurring income and expenses.

Source: SEC filings and the management of the Company

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Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2026 through 2030, discussions with the management of the Company, and a review of the Company’s historical performance and other factors to develop the discounted cash flow (“DCF”) analysis. • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 13.0% to 15.0%, derived from the Capital Asset Pricing Model. • The following is a summary of the Management Projections utilized in the discounted cash flow analysis: – Net revenue decreases at a compound annual growth rate (“CAGR”) of -8.6% from 2025 to 2030. EBITDA margin is projected to decline from 35.9% in 2026 to 6.5% by 2030. – – Total capital expenditures averages 1.4% of net revenue from 2026 to 2030. – Net working capital averages 0.1% of net revenue from 2026 to 2030. 15 DRAFT

Valuation Analysis DCF Analysis Summary Discounted Cash Flow Analysis (USD in thousands) Terminal 2025A 2026P 2027P 2028P 2029P 2030P Year Net Revenue $359,938 $354,741 $308,259 $246,333 $236,158 $229,241 $229,241 Growth 5.5% (1.4%) (13.1%) (20.1%) (4.1%) (2.9%) EBITDA $144,634 $127,396 $78,896 $37,202 $27,742 $14,972 $14,972 Margin 40.2% 35.9% 25.6% 15.1% 11.7% 6.5% 6.5% Growth 1.0% (11.9%) (38.1%) (52.8%) (25.4%) (46.0%) Terminal H2 2026 2027P 2028P 2029P 2030P Year Earnings Before Interest and Taxes $48,883 $75,710 $33,876 $25,216 $12,173 $11,366 Pro Forma Taxes (10,128) (17,413) (7,792) (5,800) (2,800) (2,614) Net Operating Profit After Tax 38,755 58,297 26,085 19,416 9,373 8,752 Depreciation and Amortization 2,139 3,186 3,326 2,527 2,798 3,605 Capital Expenditure (3,463) (3,925) (4,118) (3,468) (3,795) (3,795) (Increase) / Decrease in Working Capital 10,440 4,610 3,970 900 1,325 0 Free Cash Flow (1) $47,871 $62,167 $29,262 $19,375 $9,702 $8,562 Incl. WHT Excl. WHT Enterprise Value Range Low High Low High Terminal Growth Rate 0.00% 0.00% 0.00% 0.00% Discount Rate Range 15.00% 13.00% 15.00% 13.00% Enterprise Value Range $165,000 $174,000 $182,000 $192,000 Implied Valuation Multiples EV / LTM Revenue $380,043 0.43x 0.46x 0.48x 0.51x EV / LTM EBITDA $156,062 1.1x 1.1x 1.2x 1.2x EV / 2026 EBITDA $127,396 1.3x 1.4x 1.4x 1.5x EV / 2027 EBITDA $78,896 2.1x 2.2x 2.3x 2.4x (1) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range (for the Incl. WHT value range shown). Note: LTM data as of June 30, 2026. Financial performance metrics presented are adjusted to exclude non-recurring income and expenses and public company costs. The Incl. WHT scenario incorporates a withholding tax while the Excl. WHT scenario assumes no withholding tax impact. 16 DRAFT

Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected eight publicly traded companies that were deemed relevant to its analysis. • Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to EBITDA and revenue. Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions. Due to the limited comparability of the financial metrics of the selected public companies and the targets in the selected M&A transactions relative to those of the Company, rather than applying a range of selected multiples from a review of the public companies and M&A transactions, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company’s relative size, forecasted growth in revenue and profits, profit margins, capital spending, and other characteristics that we deemed relevant. None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations. 17 DRAFT

# Valuation Analysis

## Selected Public Companies Analysis – Financial Metrics

**Selected Public Companies Analysis** **As of November 5, 2026**

| COMPANY INFORMATION | REVENUE GROWTH | | | | EBITDA GROWTH | | | | EBITDA MARGIN | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Company Name | 3-YR CAGR | LTM | 2026 | 2027 | 2-YR CAGR | LTM | 2026 | 2027 | 3-YR AVG | LTM | 2026 | 2027 |
| Netmarble Corporation | 2.0% | 9.7% | 2.2% | 3.2% | 132.3% | 19.1% | -6.0% | 10.1% | 11.2% | 15.8% | 15.3% | 16.3% |
| Playtika Holding Corp. | 1.8 | 3.7 | 0.9 | 0.8 | -3.6 | 13.5 | 1.0 | 6.9 | 26.0 | 25.6 | 24.3 | 25.8 |
| Huuuge, Inc. | -9.6 | -8.2 | -10.7 | -6.7 | -5.1 | -0.3 | -12.7 | -12.8 | 34.7 | 37.8 | 37.2 | 34.8 |
| NEOWIZ | 13.7 | 14.5 | -3.8 | 8.2 | 22.8 | -2.0 | -38.3 | 26.6 | 14.9 | 13.5 | 11.2 | 13.1 |
| Me2on Co., Ltd. | 2.6 | 37.7 | NA | NA | -19.8 | 32.3 | NA | NA | 20.0 | 16.4 | NA | NA |
| PLAYSTUDIOS, Inc. | -6.8 | -13.3 | -6.7 | -2.9 | -35.7 | -70.6 | -31.4 | -39.5 | 11.6 | 4.3 | 5.6 | 3.5 |
| G5 Entertainment AB (publ) | -8.7 | 0.0 | -12.9 | -5.7 | -25.8 | -27.8 | 0.4 | 7.7 | 8.4 | 6.5 | 14.8 | 16.9 |
| Wemade Play Co., Ltd. | -2.2 | 4.0 | NA | NA | 32.9 | 34.2 | NA | NA | 9.9 | 13.3 | NA | NA |
| Mean | -0.9% | 6.0% | -5.2% | -0.5% | 12.2% | -0.2% | -14.5% | -0.2% | 17.1% | 16.7% | 18.1% | 18.4% |
| Median | -0.2% | 3.9% | -5.3% | -1.1% | -4.4% | 6.6% | -9.4% | 7.3% | 13.3% | 14.7% | 15.0% | 16.6% |
| **DoubleDown Interactive Co., Ltd.** | **3.0%** | **14.0%** | **-1.4%** | **-13.1%** | **9.4%** | **12.4%** | **-11.9%** | **-38.1%** | **40.4%** | **41.1%** | **35.9%** | **25.6%** |

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports.

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# Valuation Analysis

## Selected Public Companies Analysis – Valuation Multiples

**Selected Public Companies Analysis** **As of November 5, 2026**

*(USD in millions, except per share data)*

| COMPANY INFORMATION | MARKET DATA | | | | ENTERPRISE VALUE AS MULTIPLE OF | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Company Name | Common Stock Price (Primary) on 11/5/2026 | % of 52-Week High | Market Capitalization | Enterprise Value | LTM EBITDA | 2026 EBITDA | 2027 EBITDA | LTM Revenue | 2026 Revenue | 2027 Revenue |
| Netmarble Corporation | 36,700.00 | 62.3% | $2,174 | ($48) | NM | NM | NM | NM | NM | NM |
| Playtika Holding Corp. | 2.31 | 52.3 | 881 | 2,683 | 3.7x | 4.0x | 3.7x | 0.95x | 0.97x | 0.96x |
| Huuuge, Inc. | 24.75 | 95.4 | 262 | 144 | 1.7 | 1.8 | 2.0 | 0.65 | 0.69 | 0.73 |
| NEOWIZ | 17,770.00 | 56.3 | 257 | (16) | NM | NM | NM | NM | NM | NM |
| Me2on Co., Ltd. | 2,580.00 | 50.0 | 62 | 55 | 3.6 | NA | NA | 0.60 | NA | NA |
| PLAYSTUDIOS, Inc. | 4.68 | 53.2 | 56 | 11 | 1.1 | 0.9 | 1.5 | 0.05 | 0.05 | 0.05 |
| G5 Entertainment AB (publ) | 68.60 | 71.5 | 52 | 24 | 3.2 | 1.8 | 1.7 | 0.25 | 0.26 | 0.28 |
| Wemade Play Co., Ltd. | 5,410.00 | 56.7 | 42 | (136) | NM | NA | NA | NM | NA | NA |
| Mean | | | | | 2.7x | 2.1x | 2.2x | 0.50x | 0.49x | 0.51x |
| Median | | | | | 3.2x | 1.8x | 1.8x | 0.60x | 0.47x | 0.51x |

LTM = Latest Twelve Months
Enterprise Value = [Market Capitalization + Management Equity + Debt + Finance Leases + Operating Leases (for IFRS/non-US GAAP companies only) + Preferred Stock + Non-Controlling Interest]
- [Cash & Equivalents + Long-Term Investments + Net Non-Operating Assets]

Note: Stock price shown in trading currency.
Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports.

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Valuation Analysis Selected Public Companies Analysis – Valuation Multiple Ranges • For illustrative purposes, the chart below displays implied value ranges for the Company based on the ranges of observed valuation multiples of the selected public companies. Note: LTM data for the Company as of June 30, 2026. The Incl. WHT scenario incorporates a withholding tax while the Excl. WHT scenario assumes no withholding tax impact. 20 DRAFT

# Valuation Analysis

## Selected M&A Transactions Analysis

**Selected M&A Transactions Analysis**

(USD in millions)

| Announced | Target Name | Target Business Description | Acquirer Name | Enterprise Value | EV / Revenue | EV / EBITDA |
|---|---|---|---|---|---|---|
| 11/11/2024 | Plarium Global Ltd | Plarium Global Ltd develops and delivers free-to-play, social, and web-based games in Israel and internationally. | Modern Times Group MTG AB | $820 | 1.34x | 6.0x |
| 9/18/2024 | SUPERPLAY Ltd. | SUPERPLAY Ltd. develops and publishes social games for web and mobile devices. | Playtika Ltd. | $1,937 | 7.30x | NA |
| 8/29/2023 | GAN Limited | GAN Limited operates as a business-to-business (B2B) supplier of enterprise software-as-a-service solutions to iGaming and online sports betting applications in the United States, Europe, Latin America, and internationally. | Sega Sammy Creation Inc. | $95 | 0.70x | NM |
| 5/18/2023 | SciPlay Corporation | SciPlay Corporation develops, markets, and operates a portfolio of social games for mobile and web platforms in North America and internationally. | Light & Wonder, Inc. | $905 | 1.24x | 4.7x |
| 5/14/2023 | NeoGames S.A. | NeoGames S.A. provides iLottery solutions worldwide. | Aristocrat Leisure Limited | $1,210 | 5.99x | NM |
| 1/9/2022 | Zynga Inc. | Zynga Inc. develops, markets, and operates social game services in the United States and internationally. | Take-Two Interactive Software, Inc. | $12,564 | 4.49x | 27.5x |
| 8/2/2021 | SpinX Games Ltd. | SpinX Games Ltd. operates as a subsidiary of Netmarble Corporation. | Netmarble Corporation | $2,190 | 5.37x | NA |
| 2/8/2021 | Glu Mobile Inc. | Glu Mobile Inc., together with its subsidiaries, develops, publishes, and markets a portfolio of free-to-play mobile games for the users of smartphones and tablet devices. | Electronic Arts Inc. | $1,944 | 3.60x | NM |
| | | | Mean | | 3.75x | 12.7x |
| | | | Median | | 4.04x | 6.0x |

Source: Capital IQ, Bloomberg, company filings, press releases.

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Valuation Analysis Selected Public Companies / M&A Transactions Analysis Summary Implied Multiples (USD in thousands) Public M&A Public Companies Company DCF Analysis Metric Companies Transactions Range Performance Enterprise Value Range Median Median Incl. WHT $165,000 - $174,000 Implied Multiples EV / LTM Revenue 0.05x - 0.95x 0.60x 4.04x $380,043 0.43x - 0.46x EV / LTM EBITDA 1.1x - 3.7x 3.2x 6.0x $156,062 1.1x - 1.1x EV / 2026 EBITDA 0.9x - 4.0x 1.8x NA $127,396 1.3x - 1.4x EV / 2027 EBITDA 1.5x - 3.7x 1.8x NA $78,896 2.1x - 2.2x Excl. WHT $182,000 - $192,000 Implied Multiples EV / LTM Revenue 0.05x - 0.95x 0.60x 4.04x $380,043 0.48x - 0.51x EV / LTM EBITDA 1.1x - 3.7x 3.2x 6.0x $156,062 1.2x - 1.2x EV / 2026 EBITDA 0.9x - 4.0x 1.8x NA $127,396 1.4x - 1.5x EV / 2027 EBITDA 1.5x - 3.7x 1.8x NA $78,896 2.3x - 2.4x Note: LTM data for the Company as of June 30, 2026. The Incl. WHT scenario incorporates a withholding tax while the Excl. WHT scenario assumes no withholding tax impact. 22 DRAFT

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